UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 5, 2003

                                  APTIMUS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
               --------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       0-28968                                        91-1809146
------------------------                     ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)


                             95 SOUTH JACKSON STREET
                                    SUITE 300
                            SEATTLE, WASHINGTON 98104
               --------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code (206) 441-9100


                                 Not Applicable
               --------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

On December 5, 2003, Aptimus, Inc. ("Company") announced that it completed the sale of 776,690 shares of unregistered common stock of the Company for aggregate proceeds of $2.75 million in a private placement to certain "accredited investors" (as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended) led by Apex Capital, LLC and Special Situations Technology Funds. The Company sold the shares to the investors at a price of $3.55 per share. The Company has agreed to register the shares of common stock sold in this private placement for resale with the Securities and Exchange Commission in a timely fashion.



ITEM 7. EXHIBITS AND REPORTS ON FORM 8-K

(c)  The following exhibit is filed as part of this report:


    Exhibit No.     Description
    -----------     -----------

      99.1 Press release, dated December 5, 2003, announcing Aptimus, Inc's completion of a $2.75 private placement investment with Apex Capital, LLC and Special Situations Technology Funds.

                                   SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               APTIMUS, INC.
                                               ---------------------------------
                                               (Registrant)


Dated: December 8, 2003                    By  /s/ David H. Davis
                                               --------------------------------
                                               David H. Davis
                                               General Counsel and
                                               Corporate Secretary

                                 EXHIBIT INDEX



    Exhibit No.     Description
    -----------     -----------

      99.1 Press release, dated December 5, 2003, announcing Aptimus, Inc's completion of a $2.75 private placement investment with Apex Capital, LLC and Special Situations Technology Funds.